Exhibit 11
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                                         Arvin Industries, Inc.
                           Computation of Earnings Per Share of Common Stock
                            (Amounts in millions, except per share amounts)

                                                                                            Unaudited
                                                                                      ----------------------
                                                                                        Three Months Ended
                                                                                      ----------------------
                                                                                       April 2,    April 3,
                                                                                         1995        1994
                                                                                      ----------  ----------
Primary Earnings Per Share
--------------------------
        Income from continuing operations                                             $    2.6    $    5.4
        Income(Loss) from discontinued operations, net of tax                              2.5        (0.1)
                                                                                      ----------  ----------
        Net income to common stock                                                    $    5.1    $    5.3
                                                                                      ==========  ==========

        Average shares of common stock outstanding                                        22.2        22.1
        Incremental common shares applicable to common stock options based
          on the common stock daily average market price during the period                 0.1         0.4
                                                                                      ----------  ----------
        Average common shares, as adjusted                                                22.3        22.5
                                                                                      ==========  ==========
        Earnings per average share of common stock (including
          common stock equivalents):
            Continuing operations                                                     $    0.12   $    0.24
            Discontinued operations                                                        0.11        0.00
                                                                                      ----------  ----------
                                                                                      $    0.23   $    0.24
                                                                                      ==========  ==========
Fully Diluted Earnings Per Share: (1)
-------------------------------------
        Income from continuing operations                                             $    2.6    $    5.4
        Income(Loss) from discontinued operations, net of tax                              2.5        (0.1)
                                                                                      ----------  ----------
        Net income                                                                         5.1         5.3
        Add back 7.5% convertible debentures' after tax interest expense                   1.0         1.1
                                                                                      ----------  ----------
        Net income to common stock assuming full dilution                             $    6.1    $    6.4
                                                                                      ==========  ==========

        Average shares of common stock outstanding                                        22.2        22.1
        Incremental common shares applicable to common stock options based on the more dilutive ending or average market price
          of the common stock during the period                                            0.1         0.4
        Average common shares issuable assuming conversion of 7.5%
          convertible subordinated debentures                                              3.1         3.4
                                                                                      ----------   ---------
        Average common shares assuming full dilution                                      25.4        25.9
                                                                                      ==========   =========
        Fully diluted earnings per average share assuming conversion of all applicable securities:
            Continuing operations                                                     $    0.14    $   0.25
            Discontinued operations                                                        0.10        0.00
                                                                                      ----------   ---------
                                                                                      $    0.24    $   0.25
                                                                                      ==========   =========

1  Fully diluted earnings per share amounts are shown for the first quarter of 1995 and 1994 in accordance with Securities and
   Exchange Commission requirements although not in accordance with A.P.B. 15 because they result in anti-dilution.

See notes to consolidated financial statements.

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